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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Photon Dynamics, Inc. 2001 Equity Incentive Plan of our report dated October 19, 2001 with respect to the consolidated financial statements and schedule of Photon Dynamics, Inc. included in the Annual Report on Form 10-K for the year ended September 30, 2001 filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Palo Alto, California July 22, 2002

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  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS